LOAN AND SECURITY AGREEMENT



                                 CIS Corporation

                                      with

                              CoreStates Bank, N.A.

                                TABLE OF CONTENTS



         SECTION 1.  DEFINITIONS AND INTERPRETATION
                  1.1      Terms Defined
                           -------------
                  1.2      Accounting Principles
                           ---------------------

SECTION 2.  THE LOANS
                  2.1      Credit Facility - Description
                           -----------------------------
                  2.2      Advances and Payments
                           ---------------------
                  2.3 Preconditions to Advances and Assignment of Leases and Leased Property
                           -------------------
                  2.4      Credit Facility Interest
                           ------------------------
                  2.5      Additional Interest Provisions
                           ------------------------------
                  2.6      Administrative Fee
                           ------------------
                  2.7      Prepayments
                           -----------
                  2.8      Use of Proceeds
                           ---------------
                  2.9      Capital Adequacy
                           ----------------

         SECTION 3.  COLLATERAL
                  3.1      Description
                  3.2      Lien Documents
                  3.3      Other Actions
                  3.4      Searches
                  3.5      Filing Security Agreement
                  3.6      Power of Attorney

         SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES
                  4.1      Resolutions, Opinions, and Other Documents
                  4.2      Absence of Certain Events
                  4.3      Warranties and Representations at Closing
                  4.4      Compliance with this Agreement
                  4.5      Officers' Certificate
                  4.6      Closing
                  4.7      Non-Waiver of Rights

         SECTION 5.  REPRESENTATIONS AND WARRANTIES
                  5.1      Corporate Organization and Validity
                  5.2      Places of Business
                  5.3      Pending Litigation
                  5.4      Title to Collateral
                  5.5      Governmental Consent
                  5.6      Taxes
                  5.7      Financial Statements
                  5.8      Full Disclosure
                  5.9      Subsidiaries

                  5.10     Guarantees, Contracts, etc.
                  5.11     Government Regulations, etc.
                  5.12     Names
                  5.13     Other Associations
                  5.14     Environmental Matters
                  5.15     Capital Stock
                  5.16     Solvency
                           --------
                  5.17     Leases and Leased Property
                           --------------------------

         SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS
                  6.1      Payment of Taxes and Claims
                  6.2 Maintenance of Insurance, Financial Records and Corporate Existence
                  6.3      Business Conducted
                  6.4      Litigation/Action Effecting Plan of
                           Reorganization
                  6.5      Taxes
                  6.6      Bank Accounts
                  6.7      Employee Benefit Plans
                  6.8      Warranties for Future Advances
                  6.9      Financial Covenants
                  6.10     Financial and Business Information
                  6.11     Officers' Certificates
                  6.12     Inspection
                  6.13     Tax Returns and Reports
                  6.14     Material Adverse Developments
                  6.15     Places of Business
                  6.16     Sale of Collateral
                  6.17     Compliance with Plan of Reorganization
                  6.18     Release of Collateral

         SECTION 7.  BORROWER'S NEGATIVE COVENANTS:
                  7.1      Merger, Consolidation, Dissolution or Liquidation
                  7.2      Liens and Encumbrances
                  7.3      Transactions With Affiliates or Subsidiaries
                  7.4      Guarantees
                  7.5      Use of Lender's Name
                  7.6      Continental's Consolidated Financial Statements

         SECTION 8.  DEFAULT
                  8.1      Events of Default
                           -----------------
                  8.2      Cure
                           ----
                  8.3      Rights and Remedies on Default
                           ------------------------------
                  8.4      Nature of Remedies
                           ------------------
                  8.5      Set-Off
                           -------

         SECTION 9.  MISCELLANEOUS
                  9.1      GOVERNING LAW
                  9.2      Integrated Agreement
                  9.3      Waiver
                  9.4      Time

                  9.5      Expenses of Lender
                  9.6      Brokerage
                  9.7      Notices
                  9.8      Headings
                  9.9      Survival
                  9.10     Successors and Assigns
                  9.11     Duplicate Originals
                  9.12     Modification
                  9.13     Signatories
                  9.14     Third Parties
                  9.15     Discharge of Taxes, Borrower's Obligations, Etc.
                  9.17     Consent to Jurisdiction
                  9.18     Waiver of Jury Trial
                  9.19     WARRANT OF ATTORNEY:
                  9.20     Information to Participant

                                  EXHIBIT LIST



Exhibit  2.1(b)   --       Form of Revolving Credit Note

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement ("Agreement") is dated this 26th day of June, 1996, by and among CIS Corporation ("Borrower") and CoreStates Bank, N.A., a national banking association ("Lender").


                                   BACKGROUND

         A. Borrower is in the business of leasing personal property to Lessees or otherwise financing the purchase of personal property for third party purchasers pursuant to leases or installment sale agreements. Borrower wishes, from time to time, to obtain advances up to the Maximum Credit Limit. Lender is willing to make loans and grant extensions of credit to Borrower under the terms and provisions hereinafter set forth.

         B. The parties desire to reduce the terms and conditions of their relationship to writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

         1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

                  Account - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                  Adjusted Debt to Tangible Net Worth Ratio - At any time means the ratio of (i) total Liabilities less Nonrecourse Debt to (ii) Borrower's Tangible Net Worth.

                  Administrative Fee - Section 2.6.

                  Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Credit Facility.

                  Affiliate - As to any person, each other person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person in question.

                  Agreement - This Loan and Security Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

                  Aircraft Lease - A Lease pursuant to which Borrower is leasing, or has leased, Leased Property comprised of aircraft, airframes and/or aircraft engines (collectively and individually referred to as "Aircraft") which has a remaining term of at least three (3) months and which is otherwise an Eligible Lease.

                  Aircraft   Loans  -  Revolving   Credit   Loans   specifically
collateralized by and relating to, Aircraft Leases.

                  Aircraft Sublimit - $1,000,000.

                  Applicable Rate - Section 2.4.

                  Assignment Agreement - Section 2.3(b).

                  Authorized Officer - Any officer or partner of Borrower authorized by specific resolution of Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

                  Base Rate - That per annum rate designated or announced by Lender at its principal office from time to time as its prime rate of interest, which may be greater or less than other interest rates charged by Lender to other borrowers and is not solely based or dependent upon the interest rate which Lender may charge any particular borrower or class of borrowers.

                  Books and Records - All of Borrower's original ledger cards, payment schedules, credit applications, Contract Rights, liens, security instruments, guarantees and other General Intangibles relating in any way to the Leases or Leased Property.

                  Borrowing Base - As of any date of determination, an amount equal to the lesser of, (i) the Maximum Credit Limit, or (ii) the aggregate amount, with respect to the Eligible Leases, of the lesser of the following for each Eligible Lease, as determined on a lease-by-lease basis, (A) eighty percent (80%) of the original cost of the Leased Property, less the aggregate amount of payments scheduled to have been paid prior to the date of determination with respect to the corresponding Eligible Lease, and (B) seventy-five percent (75%) of the present value of the remaining scheduled Lease payments due under such Eligible Lease, discounted at the then applicable Applicable Rate, as such Applicable Rate may change from time to time.

                  Borrowing Base Certificate - Section 2.1(d).

                  Business Day - Any day that is not a Saturday or Sunday or day on which Lender is required or permitted to close.

                  Closing Date - Section 4.6.

                  Collateral - All now or hereafter existing Leases and Leased Property, Books and Records and all cash and noncash proceeds, thereof, including insurance proceeds.

                  Continental - Continental Information Systems Corporation, parent company of Borrower which owns 100% of the issued and outstanding stock of Borrower.

                  Contract Rights - All rights under contracts not yet earned by performance.

                  Credit Facility - Section 2.1(a).

                  Current Term - The Initial Term during the period of the Initial Term, and any renewal or extended term during the term thereof, if Lender elects, in its sole discretion to renew or extend the Credit Facility.

                  Defaulted Lease - Any Lease where the Lease or Leased Property
associated   therewith   fails,   at  any  time,  to  comply  with  all  of  the
representations and warranties set forth in Section 5.17 below.

                  Distribution -

                  (1) Dividends or other distributions on capital stock of Borrower; and

                  (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

                  Eligible Lease(s) - All Leases which meet all of the following specifications: (1) are not subject to any Lien, security interest or prior assignment other than Permitted Liens; (2) are valid and enforceable Leases, representing the undisputed obligation of each Lessee, with rentals due thereunder not more than 60 days past due; (3) are not subject to any defense, set off, counterclaim, deduction, or allowance or adjustment; (4) provide for the lease of Leased Property which has not been returned, rejected, lost or damaged; (5) arose in the ordinary course of Borrower's business; (6) Borrower has not received notice of bankruptcy, receivership, reorganization, insolvency or material adverse change in the financial condition of the Lessee; (7) the Lessee is not a Subsidiary or Affiliate of Borrower, does not control Borrower, and is not under the control of or under common control with Borrower; (8) are not Defaulted Leases and comply with all general warranties set forth in Section
5.17 hereof; (9) are Leases which have not been an "Eligible Lease" under the Borrowing Base for more than twelve months in the aggregate; (10) are Leases with stated terms of not greater than 60 months; and (11) if such Leases are Aircraft Leases, Borrower shall have delivered each of the items with respect thereto required by Section 2.3(c) hereof.

                  Equipment - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code.

                  ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

                  Event of Default - Section 8.1.

                  Expenses - Section 9.5.

                  Financial Statements - The financial statements of Borrower prepared in accordance with GAAP.

                  GAAP - Generally accepted accounting principles as in effect on the Closing Date, as may be amended from time to time.

                  General Intangibles - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code and shall include, but not be limited to, all Contract Rights (including without limitation, all rights under any remarketing agreements), chattel paper, documents, instruments, books, records, ledgers, journals, check books, print outs, blue prints, designs, computer programs, computer tapes, punch cards, formulae, drawings, customer lists, choses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights.

                  Hazardous Substance - Section 5.14.

                  Initial Term - Section 2.1(c).

                  Interest Coverage Ratio - The ratio of Borrower's operating cash flow (Net Income before interest, taxes, depreciation and extraordinary items) to interest expense (excluding interest expense recorded on Continental's financial statements as relating to Nonrecourse Debt).

                  Inventory - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code and shall include all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor.

                  IRS - Section 6.7.

                  Lease(s) - All of Borrower's Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease, including without limitation each and every Aircraft Lease, and/or schedule to a master lease agreement, assigned to Lender, or now or hereafter designated on any schedule, Assignment Agreement or Collateral Agreement (with respect to an Aircraft Lease) as being assigned to Lender. The term "Lease" includes (i) all payments to be made thereunder, (ii) all rights of Borrower therein, and (iii) any and all amendments, renewals, extensions or guarantees thereof.

                  Leased Property - Any property leased or to be leased or financed by Borrower pursuant to a Lease; the term "Leased Property" includes all of Borrower's Inventory or Equipment, including without limitation Aircraft subject to an Aircraft Lease, so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

                  Lessee - The lessee(s) or obligor(s) responsible for payment and/or performance under a Lease.

                  Liabilities - All of Borrower's liabilities (excluding indebtedness for borrowed money which is expressly subordinated to the Obligations of Borrower to Lender, on terms satisfactory to Lender) as would be shown on a consolidated financial statement of Borrower prepared in accordance with GAAP.

                  Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

                  Loans - All Revolving Credit Loans.

                  Loan Documents - This Agreement, the Revolving Credit Note and all agreements, instruments and documents executed and/or delivered from time to time in connection therewith, all as may be amended or replaced from time to time.

                  Maturity Date - Section 2.1(c).

                  Maximum Credit Limit - Five Million ($5,000,000) Dollars.

                  Net Income - The consolidated net income after taxes of Borrower as such would appear on Borrower's consolidated statement of income, prepared in accordance with GAAP.

                  Nonrecourse Debt - All Liabilities of Borrower which are non-recourse in nature and treated as non-recourse obligations on Borrower's Financial Statements.

                  Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, obligations in respect of the Credit Facility and this Agreement and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred by Lender in connection therewith.

                  PBGC - Section 6.7.

                  Pennsylvania Uniform Commercial Code or UCC - The Uniform Commercial Code as enacted in Pennsylvania, as the same shall be amended from time to time.

                  Permitted Liens - Any of the following Liens: (i) a Lien on the Collateral granted by Borrower to Lender pursuant to Section 3 of this Agreement; (ii) the leasehold interest(s) of the Lessee(s) under the Lease(s);
(iii) any Liens to which Lender has consented in writing and which are expressly subordinate to (i) or (ii) above; and (iv) Liens for taxes (excluding any federal tax lien) or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and provided that Borrower has set aside on its books adequate reserves in respect thereof in accordance with GAAP and only so long as Lender's Lien on the Collateral is not materially and adversely affected thereby.

                  Person - An individual, partnership, corporation, trust, unincorporated association or organization, joint venture or any other entity.

                  Plan of Reorganization - That certain Trustee's Proposed Joint Plan of Reorganization dated October 4, 1994 in the bankruptcy case of CIS Corporation, Continental Information Systems Corporation, et al, 89 B 10073
(PBA) through 89 B 10084
(PBA) inclusive.

                  Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Revolving Credit Note - Section 2.1(b).

                  Subsidiary - Any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower.

                  Tangible Net Worth - At any time means the amount of stockholders equity on a consolidated basis (excluding trademarks, goodwill, covenants not to compete, deferred closing costs and all other intangible assets as that term is defined under GAAP).

                  Unmatured Event of Default - An event or condition which with the passage of time, the giving of notice, or both would become an Event of Default.

         1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2.  THE LOANS

         2.1      Credit Facility - Description:

                  (a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a discretionary line of credit facility ("Credit Facility") which shall include Advances which may be extended by Lender in its sole and absolute discretion to or for the benefit of Borrower from time to time hereunder in the form of revolving credit loans ("Revolving Credit Loans"). The aggregate outstanding principal amount of all Revolving Credit Loans, at any time, shall not exceed the Borrowing Base. Subject to such limitation, the outstanding balance of all Revolving Credit Loans may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Revolving Credit Loans which may be made by Lender. In no event shall the initial principal amount of any Advance be less than $200,000. If the aggregate outstanding principal amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall either immediately (x) repay such excess in full or (y) pledge additional Eligible Leases in accordance with the terms hereof. Lender has the right at any time and from time to time, in its sole discretion, (but without any obligation) as a form of credit enhancement, to (i) require that Borrower supply additional and/or substitute Collateral or (ii) demand that Borrower repay a portion of the outstanding Loans in an amount that Lender deems appropriate within fifteen (15) Business Days of such demand. The Obligations of Borrower under the Credit Facility and this Agreement shall at all times be absolute and unconditional.

                  (b) At Closing, Borrower shall execute and deliver its promissory note to Lender in the principal face amount of Five Million ($5,000,000) Dollars (as may be amended, modified or replaced from time to time, the "Revolving Credit Note"). The Revolving Credit Note shall evidence Borrower's absolute and unconditional obligation to repay Lender for all Revolving Credit Loans made by Lender under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Credit Loan under the Credit Facility shall be deemed evidenced by the Revolving Credit Note, which are deemed incorporated herein by reference and made a part hereof. The Revolving Credit Note shall be substantially in the form set forth in Exhibit "2.1(b)" attached hereto and made a part hereof.

                  (c) The term ("Initial Term") of the Credit Facility shall expire on May 31, 1997. The Credit Facility may, nonetheless, be renewed annually in Lender's sole discretion, for additional one year periods provided Borrower requests such renewal at least 60 days prior to the last day of the then Current Term. All Revolving Credit Loans shall be repaid on the earlier of
(i) 90 days following DEMAND by Lender that Borrower repay all amounts outstanding under the Credit Facility or (ii) the last day of the Current Term, unless such term is renewed or extended in Lender's sole discretion ("Maturity Date"). Without impairing the discretionary nature of the Credit Facility, after the Maturity Date no further Advances shall be available from Lender.

                  (d) Borrower shall deliver, at least monthly on the tenth Business Day of each month, and with each borrowing request, unless Lender requests more frequent delivery, a borrowing base certificate in the form of
Exhibit  2.1(d)  attached  hereto  and  made  a  part  hereof  ("Borrowing  Base

Certificate"); provided that so long as no Event of Default has occurred hereunder, Lender shall not request Borrowing Base Certificates more frequently than twice per month in addition to those delivered with each request for a borrowing. Each Borrowing Base Certificate shall be executed by an Authorized Officer, evidencing the availability under the Borrowing Base.

                  (e) As a sublimit under the Credit Facility, Borrower may request, and Lender, in its sole and absolute discretion may advance Revolving Credit Loans in the form of Aircraft Loans; provided that in no event shall the maximum amount of all Aircraft Loans exceed the Aircraft Sublimit and in no event shall all Revolving Credit Loans, including such Aircraft Loans, exceed the Borrowing Base. Notwithstanding anything to the contrary contained in this Agreement, including the existence of excess availability under the Borrowing Base, each Aircraft Loan shall be repaid by Borrower in accordance with an amortization schedule determined by Lender based on the anticipated payments to be made under the corresponding Aircraft Lease, at the time such Aircraft Loan is made.

         2.2      Advances and Payments:

                  (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Credit Facility, the Administrative Fee, the Expenses, and all other charges and any other
Obligations of Borrower hereunder, shall be made to Lender at its main Philadelphia banking office CoreStates Bank, N.A., 1339 Chestnut Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion to make an Advance under the Credit Facility in the form of a Revolving Credit Loan to pay, and/or to charge Borrower's operating account for, all of Borrower's Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses.

                  (b) (i) Advances which may be made by Lender from time to time under the Credit Facility shall be made available by crediting such proceeds to Borrower's operating account with Lender.

                           (ii)  All  Advances  requested  by  Borrower  must be
requested by 11:00 A.M. Philadelphia time, three Business Days prior to the date of such requested Advance. All requests or confirmation of requests for an Advance are to be in writing and may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender. Subject to satisfaction of the terms and conditions hereof, and if Lender, in its sole discretion, decides to make such Advance, the requested Advance shall be made available to Borrower by crediting such amount to Borrower's operating account with Lender on the day the requested Advance is to be made.

         2.3 Preconditions to Advances and Assignment of Leases and Leased Property

                  (a)      Before Lender will make any Advance:

                           (i)  Borrower  will  deliver to Lender the  following
(dated and signed) in form and substance satisfactory to Lender:

                                    A. A  borrowing  request  setting  forth the
requested date of the Advance (but no sooner than 3 Business Days after Lender receives the request), the requested advance amount, a Borrowing Base Certificate in the form attached hereto as Exhibit "2.1(d)" setting forth the availability under the Borrowing Base, any information required by this Agreement and such other information as Lender shall reasonably request. A borrowing request may be made orally, provided that Borrower confirms the request in writing within two (2) days thereafter, provided further however, that, notwithstanding the discretionary nature of the Credit Facility, Lender need not make any Advances until Lender receives actual written confirmation and a Borrowing Base Certificate,

                                    B. Such financial information concerning any
of the Leases, Borrower or any Lessee as Lender may reasonably request, and

                                    C. Such other  instruments,  agreements  and
documents as Lender reasonably requests to carry out the intent of the parties to this Agreement.

                           (ii) No  Event  of  Default  or  Unmatured  Event  of
Default shall have occurred hereunder.

                  (b) In order to establish and/or increase the Borrowing Base, Borrower shall deliver to Lender the following items (all to be in form and substance satisfactory to Lender):

                           (i) A description  of the collateral  package,  which
shall include, a description of the Lessee, the Leased Property, the net cost of the Leased Property, the net remaining principal balance under the Lease(s), and the terms of and rentals owed under each Lease, and such other information which Lender shall reasonably request,

                           (ii)  An  Assignment  Agreement  signed  by  Borrower
assigning Borrower's right, title and interest in and to the Leased Property and Leases to Lender, in the form attached hereto as Exhibit "2.3(b)" ("Assignment Agreement"),

                           (iii)  Invoices  showing  the true cost of the Leased
Property net of any servicing or maintenance charges, brokers' fees or similar type of "soft costs" along with proof that full payment for the Leased Property has been made to the vendor,

                           (iv)  If  requested  by  Lender,  additional  Uniform
Commercial Code ("UCC") financing statements covering, inter alia, the Leased Property and the Leases listing Lender as secured party and Borrower as debtor, to be filed in locations reasonably required by Lender,

                           (v) Copies of all UCC-1 financing statements filed by
Borrower  against   Lessee(s)  and  any   acknowledgment   copies  or  recording
information Borrower has received back from the recording offices,

                           (vi) Subject to 5.17(c)  below,  the sole original of
each Lease along with all schedules duly assigned to Lender,

                           (vii)  Evidence that each item of Leased  Property is
insured against such risks, in such amounts, with such insurance, and on such terms and conditions as shall be satisfactory to Lender, including but not limited to, provisions naming Lender as lender loss payee, as its interest may appear, and preventing cancellation or modification of the insurance coverage without at least 30 days prior notice to Lender ("Insurance Coverage"),

                           (viii) A certificate  of acceptance or other document
evidencing that the Lessee has received and accepted the Leased Property, and

                           (ix)  An  undated   notice  signed  by  the  Borrower
directing each Lessee to pay all sums due or to become due under each Lease directly to Lender ("Lessee Notice") to be used only following the occurrence of an Event of Default. Lender will hold the Lessee Notices in escrow and will not release them, unless and until an Event of Default shall have occurred.

                  (c) In order for an Aircraft Lease to constitute an Eligible Lease, Borrower shall in addition to those items described in Section 2.3(b) above, deliver to Lender the following items (all to be in form and substance satisfactory to Lender):

                           (i) Collateral Agreement;

                           (ii) Aircraft Chattel Mortgage;

                           (iii) Aircraft Bill of Sale;

                           (iv)  Opinion of special  counsel with respect to the
Aircraft and the assignment of Borrower's right, title and interest therein and thereto to Lender;

                           (v)   specific   UCC-1   Financing    Statements   as
appropriate and as requested by Lender, in order to perfect Lender's interest in the Aircraft and related Property;

                           (vi) a Notice and  Acknowledgment of Assignment to be
delivered to the Lessee upon the occurrence of an Event of Default;

                           (vii) appropriate Engine Exchange Agreements;

                           (viii) appropriate UCC-3 Termination Statements;

                           (ix)  appropriate  FAA  Releases  and FAA  Conveyance
Recordation Notices; and

                           (x) such other agreements,  instruments and documents
as Lender may reasonably request in order to evidence the priority and perfection of its security interest in the Aircraft Leases and the Leased Property subject thereto.

         2.4 Credit Facility Interest: The unpaid principal balance of all Revolving Credit Loans shall bear interest, subject to the terms hereof, at the per annum rate equal to one percent (1%) in excess of the Base Rate ("Applicable Rate"). Changes in the Base Rate shall become effective on the same day as Lender announces a change in its prime rate. Interest on Revolving Credit Loans shall be due and payable in arrears on the first day of each calendar month commencing the first full month following the Closing Date.

         2.5      Additional Interest Provisions.

                  (a) Calculation of Interest: Interest on the Loans shall be based on a three hundred sixty (360) day year comprised of twelve 30-day months and charged for the actual number of days elapsed.

                  (b) Default Rate: After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all Revolving Credit Loans outstanding under the Credit Facility, shall be increased to a rate equal to two (2%) percentage points in excess of the Applicable Rate.

                  (c) Continuation of Interest Charges: All contractual rates of interest chargeable on outstanding Loans, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

                  (f) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

         2.6 Administrative Fee: So long as this Agreement has not been terminated or if any of Borrower's Obligations remain outstanding, Borrower shall unconditionally pay to Lender a non-refundable fee ("Administrative Fee") equal to Twelve Thousand ($12,000) Dollars per year. Such fee shall be paid on a quarterly basis, in advance, with the initial installment due and payable at Closing and each subsequent quarterly installment payable on successive three
(3) month intervals commencing on the first day of _______ and continuing on each ____________, ___________, ______________, and _______________, thereafter.

         2.7      Prepayments:

                  (a) Revolving Credit Loans: Subject to Section 2.1(a), upon five days prior written notice, Revolving Credit Loans may be prepaid at any time and from time to time in whole or in part without premium or penalty.

                  (b) Proceeds of Collateral: Prior to the occurrence of an Event of Default, proceeds from Collateral and payments received pursuant to the terms of the Leases, to the extent that the aggregate outstanding principal amount of all Revolving Credit Loans exceeds the Borrowing Base, shall promptly be paid to Lender and be first applied to accrued but unpaid interest, fees, costs and Expenses related to the Credit Facility, and then to the outstanding balance of the Revolving Credit Loans. Following the occurrence of an Event of Default, all proceeds from the Collateral and all payments received pursuant to the terms of the Leases shall be immediately delivered to Lender and Lender may apply such proceeds to any of Borrower's Obligations in such order as Lender may decide in its sole discretion.

                  (c) Mandatory Prepayment: In the event the aggregate outstanding amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall either immediately (i) repay such excess in full or (ii) pledge additional Eligible Leases in accordance with the terms hereof. Such payments shall first be applied to accrued but unpaid interest, fees, costs and Expenses related to the Credit Facility and then to the outstanding balance of the Revolving Credit Loans.

         2.8 Use of Proceeds: The extensions of credit under and proceeds of the Credit Facility shall be used to enable Borrower to purchase Leased Property and/or finance Leases associated with Leased Property.

         2.9 Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its obligations (including any obligations hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans will be reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return, commencing as of the fifth Business Day following the date of such notice. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION 3.  COLLATERAL

         3.1 Description: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents Borrower hereby assigns and grants to Lender a continuing first lien on and security interest in, upon and to the Collateral.

         3.2  Lien  Documents:   At  Closing  and  thereafter  as  Lender  deems
necessary, Borrower shall execute and deliver to Lender, or shall have executed and delivered (all in form and substance reasonably satisfactory to Lender):

                  (a) Financing Statements - Financing statements, as requested by Lender, pursuant to the UCC, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

                  (b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, security agreements and Assignment Agreements, reasonably required by Lender to evidence, perfect or protect Lender's liens and security interest in the Collateral or as Lender may reasonably request from time to time.

         3.3 Other Actions: In addition to the foregoing, Borrower shall do anything further that may be lawfully and reasonably required by Lender to perfect its security interests and to effectuate the intentions and objectives of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrower shall also immediately deliver (with execution by Borrower of all necessary documents or forms to reflect Lender's Lien thereon) to Lender, all items for which Lender must or may receive possession to obtain a perfected security interest, including without limitation, all Leases, notes, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         3.4 Searches: Lender shall, prior to or on the Closing Date, and thereafter as Lender may from time to time reasonably require, at Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

                  (a) UCC Searches: UCC searches with the Secretary of State and local filing office of each state where Borrower maintains its executive office, or maintains a significant concentration of assets;

                  (b) Judgments, Etc.: Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

                  Borrower shall, prior to or on the Closing Date and at its expense, obtain and deliver to Lender good standing certificates showing Borrower to be in good standing in its state of incorporation and in each other state or foreign country in which it is doing and presently intends to do business for which Borrower's failure to be so qualified might have material adverse effect on Borrower's business, financial condition, Property or Lender's rights hereunder.

         3.5  Filing  Security  Agreement:  A  carbon,   photographic  or  other
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

         3.6 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (1) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on the Collateral; (2) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or are necessary to perfect Lender's security interest or Lien in the Collateral; (3) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and (4) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Lease or other Collateral.

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

         Closing under this Agreement and the making of the initial Advances are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

         4.1 Resolutions, Opinions, and Other Documents: Prior to the closing, Borrower shall have delivered to Lender the following:

                  (a) this Agreement and the Revolving Credit Note both properly executed;

                  (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;

                  (c) certified copies of (i) resolutions of Borrower's board of directors authorizing the execution of this Agreement, the Revolving Credit Note and each document required to be delivered by any Section hereof and (ii) Borrower's Articles of Incorporation and By-laws;

                  (d) an incumbency certificate identifying all Authorized Officers of Borrower, with specimen signatures;

                  (e) a written opinion of Borrower's counsel addressed to Lender;

                  (f) certification by Borrower's chief financial officer that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrower since February 29, 1996;

                  (g) payment by Borrower of all Expenses associated with the Credit Facility incurred to the Closing Date and the first installment of the Administrative Fee;

                  (h) Uniform Commercial Code, judgment, federal and state tax lien searches against Borrower, at Borrower's expense, showing that the Collateral is not subject to any Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax Liens on Borrower's Property and showing Borrower to be in good standing in each jurisdiction where the failure to so qualify might have a material adverse affect on Borrower's business, financial condition, Property or Lender's rights hereunder;

                  (i) An initial borrowing base certificate dated the Closing Date evidencing Borrower's maximum borrowing availability under the Borrowing Base as of the Closing Date; and

                  (j) A copy of the final confirmation order from the Bankruptcy Court confirming the Plan of Reorganization, accompanied by a true and correct copy of the Plan of Reorganization, along with a certification from Borrower's counsel that (i) no appeal or motion to suspend, revoke, withdraw, vacate, reconsider or amend such confirmation order has been granted or is pending; (ii) the Plan of Reorganization, as filed, has not been amended; and (iii) Borrower is in full compliance with the Plan of Reorganization and that the Effective Date (as defined in the Plan of Reorganization) shall have occurred.

         4.2 Absence of Certain Events: At the Closing Date and prior to each Advance, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

         4.3 Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date and at the time of each Advance with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

         4.4 Compliance with this Agreement: Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date and as of the date of each Advance.

         4.5 Officers' Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

         4.6 Closing: Subject to the conditions of this Section 4, the Credit Facility shall be made available upon execution hereof and completion of the conditions contained in Section 4.1 hereof (the "Closing Date").

         4.7 Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrower hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and make the initial Advances under the Credit Facility to Borrower, Borrower warrants and represents to Lender that:

         5.1      Corporate Organization and Validity:

                  (a) Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on Borrower's business, financial condition, Property or prospects. A list of all states and other jurisdictions where Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

                  (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower is a party, or by which it is bound. Borrower is not in violation of nor has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or bylaws which violation could have a material adverse effect on Borrower's business, financial condition, Property or prospects.

                  (c) Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

                  (d) This Agreement, the Revolving Credit Note and all related agreements and documents required to be executed and delivered by Borrower hereunder, when delivered, will be valid and binding upon Borrower and enforceable in accordance with their respective terms.

         5.2 Places of Business: The only places of business of Borrower, and the places where it keeps and intends to keep its Books and Records concerning the Collateral, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

         5.3 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of Borrower, threatened, against Borrower in any court or before any governmental authority or arbitration board or tribunal that may materially and adversely affect the business, financial condition, Property or prospects of Borrower, or the ability of Borrower to perform under this Agreement. Borrower is not in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal, including without limitation the Plan of Reorganization. No shareholder, or executive officer of Borrower or Continental, has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any criminal activity.

         5.4 Title to Collateral: Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Collateral it respectively purports to own, free from Liens, other than Permitted Liens.

         5.5 Governmental Consent: Neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of the Revolving Credit Note, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Note or other documents contemplated hereby.

         5.6 Taxes: All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower that might have a material adverse effect on Borrower's business, financial condition, Property or prospects.

         5.7 Financial Statements: Borrower's annual consolidated audited balance sheet as of May 31, 1995 and the quarterly consolidated balance sheet as of February 29, 1996 and the related income statements and statements of cash flows as of such dates, all accompanied by reports thereon from Borrower's independent certified public accountants, (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly the financial position of the Borrower as of such dates and the results of its operations for such periods. The fiscal year for Borrower currently ends on May 31. Borrower's federal tax identification number is 16- 1258753.

         5.8 Full Disclosure:  Neither the financial  statements  referred to in
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by Borrower to Lender in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

         5.9 Subsidiaries: Borrower has no Subsidiaries or Affiliates, except as listed on Exhibit "5.9" attached hereto and made a part hereof.

         5.10     Guarantees, Contracts, etc.:

                  (a) Borrower does not have any available recourse lines of credit and Borrower does not serve as guarantor, surety or accommodation maker for the obligations of any Person, except as described in Exhibit "5.10", attached hereto and a made part hereof.

                  (b) Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, Property or prospects.

                  (c) Except as otherwise specifically provided in this Agreement, Borrower has not agreed or consented to cause or permit any of the Collateral whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

         5.11     Government Regulations, etc.:

                  (a) Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, where the failure to obtain would have a material adverse effect on the business, financial condition, Property or prospects of Borrower.

                  (b) Borrower is not in violation of, has not received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which may materially and adversely affect its business, financial condition, Property or prospects.

                  (c) Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.12 Names: Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.12", attached hereto and made a part hereof. Borrower is the sole owner of all names listed on such Exhibit "5.12" and any and all business done and all invoices issued in such trade names are Borrower's sales, leases, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate corporate subsidiary or affiliate or independent entity.

         5.13 Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as described on Exhibit "5.13" hereto and made a part hereof.

         5.14 Environmental Matters: Except as disclosed on Exhibit "5.14" attached hereto and made a part hereof, Borrower has no knowledge:

                  (a) of the presence of any Hazardous Substances on any of the real property where Borrower conducts operations or has its personal property, or

                  (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property or where any Collateral is located, or

                  (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of Borrower.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property, other than such otherwise Hazardous Substances which may be present in minimal quantities and which are stored, used and disposed of in accordance with applicable laws.

         5.15 Capital Stock: The authorized and outstanding shares of capital stock of Borrower is as set forth on Exhibit "5.15" attached hereto and made a part hereof. All of the capital stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.15", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of capital stock of Borrower. Except as set forth in Exhibit "5.15", Borrower has not issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

         5.16 Solvency: Borrower is solvent, able to pay its debts as they become due, and has capital sufficient to carry on its business and all business in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

         5.17 Leases and Leased Property: With respect to each Lease and/or items of Leased Property:

                  (a) Each Lease is genuine, based on contracts that are enforceable in accordance with its terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, except as set forth in the related schedules, and Borrower's Books and Records relating thereto are accurate, complete and genuine;

                  (b) The sole original of each Lease has been delivered to Lender, and all other counterparts of each Lease shall contain a legend stating that the Lease has been assigned to CoreStates Bank, N.A., pursuant to that certain Loan and Security Agreement dated _____________________, or contain similar language specifying that such counterpart is not an original for "chattel paper" purposes under the UCC;

                  (c) Where the Lease consists of a Master Lease Agreement and specific schedules which describe the terms of any specific items to be leased pursuant to such schedule, the sole original schedule shall constitute the sole original Lease, provided that the terms of the Master Lease Agreement and the schedule make it clear that the sole original schedule is a separate lease for "Chattel Paper" purposes under the UCC and that possession of such schedule constitutes possession of "Chattel Paper" under the UCC;

                  (d) Except as otherwise consented to by Lender in writing, no more than fifteen (15%) percent of the Credit Facility is secured by Leases with the same Lessee and no more than twenty-five (25%) percent of the Credit Facility is secured by Leases with the same two Lessees;

                  (e) The original amount and unpaid balance of each Lease shown on Borrower's Books and Records and on any statement or schedule delivered to Lender in connection therewith is the true and correct amount actually owed to Borrower, no portion of which, except as specifically provided for in the Lease, has been prepaid;

                  (f) The amount due under each Lease is not subject to, and the terms of each Lease provide that the Lessee may not assert, any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment and no Lease has been re-negotiated, restructured or compromised except as renewed in the ordinary course of business;

                  (g) All security agreements, title retention instruments and other documents and instruments which are security for any Lease, and/or each Lease, contain a correct and sufficient description of the Leased Property covered thereby and all security interests granted therein to Borrower (either directly or as assignee), if applicable, have been properly perfected and assigned to Lender;

                  (h) Unless otherwise specifically consented to in writing and provided that following such consent the Borrowing Base is adjusted accordingly, Borrower has not and will not enter into any agreement with a Lessee of any Leased Property which provides, directly or indirectly, for the crediting of any obligation or liability of Borrower to such Lessee against future rentals accruing under the Lease;

                  (i) To the best of Borrower's knowledge, information and belief, each item of Leased Property has been delivered to and, in all instances, accepted by the Lessee and has not been removed from service and is in good condition, ordinary wear and tear accepted, has not been returned, rejected, lost, stolen, destroyed or damaged;

                  (j) Each Lease has been duly executed by Borrower and each Lessee, is a valid, legal and binding obligation of Borrower, and such Lessee, and is enforceable against Borrower and such Lessee in accordance with its terms. Borrower is the sole owner of each of the Leases and has the authority to assign all of its right, title and interest therein upon the terms herein set forth;

                  (k) Borrower has made an adequate credit investigation of each Lessee and has determined that the credit is satisfactory in accordance with Borrower's credit rating guidelines;

                  (l) All costs, fees, and expenses incurred in making and closing each of the Leases has been paid and each Lease is and will be current at the time of the assignment thereof to Lender. No default exists nor to the best of Borrower's knowledge, information and belief, do any events exist which with the giving of notice or the passage of time or both, will result in the occurrence of a default of any obligation, as expressed in any Lease;

                  (m) All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to Borrower do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any state in which any Leased Property is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other state which may have jurisdiction with respect to any such Leased Property, Lease or Lessee;

                  (n) Lender has a first perfected lien and security interest in the Collateral (including without limitation each Lease and the Leased Property) subject to no Lien other than a Permitted Lien. Borrower has taken and in the future, shall take all steps necessary to maintain Lender's first perfected lien and security interest in the Collateral, including, if required, perfecting Borrower's security interest (in the event the Lease is not a "true lease") through filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect Borrower's lien;

                  (o) For each Lease, unless Lender has previously consented in writing after notice from Borrower, Borrower has filed within ten (10) days of receipt by the Lessee of possession of the Leased Property, such UCC financing statements (listing Borrower as secured party, Lessee as debtor, and such Leased Property as collateral), in such locations as would be required by applicable law (if Borrower were a secured party and Lessee were a debtor) in order to perfect a security interest in such Leased Property under the UCC or otherwise, in favor of Lender, as Borrower's assignee;

                  (p) Each Lease is valid and enforceable and presents the undisputed obligation of the Lessee named therein and is not more than sixty
(60) days past due;

                  (q) Each item of Leased Property has been insured in the ordinary course of Borrower's or the corresponding Lessee's business;

                  (r)  Borrower  has  not  received   notice  of  a  bankruptcy,
receivership, reorganization or insolvency of any Lessee;

                  (s) No Lessee is a subsidiary, or affiliate of Borrower, or under common control with Borrower or is an officer or employee of Borrower;

                  (t)  The  Lessee  is  not   otherwise  in  default  under  the
corresponding Lease; and

                  (u) No Lease has been restructured due to a Lessee default or provides for the lease of Leased Property, ownership of which is evidenced by certificate of title.

SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants that until all of Borrower's Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated:

         6.1 Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's Property unless such taxes, assessments or governmental charges are being contested diligently and in good faith by appropriate proceedings, and provided that Borrower has set aside on its books adequate reserves in respect thereof and in accordance with GAAP and only so long as Lender's Lien on its Collateral and/or Borrower's business, financial condition, Property or prospects (financial or otherwise) are not materially and adversely affected thereby.

         6.2 Maintenance of Insurance, Financial Records and Corporate Existence:

                  (a) Property Insurance - Borrower shall maintain or caused to be maintained insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower or the corresponding Lessee. At or prior to Closing, Borrower shall furnish Lender with copies of original policies of insurance certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Lender may require. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of Borrower. Borrower hereby appoints Lender as Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this paragraph may be applied by Lender to Borrower's Obligations. Borrower further covenants that all insurance premiums owing under its current casualty policy have been paid. Borrower also agrees to notify Lender, promptly, upon Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

                  (b) Public and Products Liability Insurance Borrower shall maintain, and shall deliver to Lender upon Lender's request evidence of, public liability, products liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

                  (c) Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its respective fiscal year end date without at least 60 days prior written notice to Lender.

                  (d) Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

                  (e) Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of Borrower.

         6.3 Business Conducted: Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Unless Lender consents otherwise in writing, which consent shall not be unreasonably withheld, Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by it immediately prior to the Closing Date.

         6.4 Litigation/Action Effecting Plan of Reorganization: Borrower shall give prompt notice to Lender of any litigation which may have a material adverse effect on the business, financial condition, Property or prospects of Borrower. Borrower shall also promptly notify Lender of the initiation of any legal action, the result of which could modify, revoke or otherwise affect the Plan of Reorganization or the corresponding confirmation order.

         6.5 Taxes: Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues), if any, in connection with the Loans and/or the recording of any financing statements or other Loan Documents. The Obligations of Borrower under this section shall survive the payment of Borrower's Obligations under this Agreement and the termination of this Agreement. Borrower shall cause to be paid all taxes incurred in connection with any of the Leases or the acquisition, sale or lease of any of the Leased Property.

         6.6 Bank Accounts: Borrower shall maintain its major depository and disbursement account(s) with Lender.

         6.7 Employee Benefit Plans: Borrower has funded all Pension Plan(s) in a manner that satisfies the minimum funding requirements of Section 302 of ERISA and will (a) fund all its Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly upon Lender's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plan(s), or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender (i) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against Borrower, and (iii) upon the occurrence of any event which, to the best of Borrower's knowledge, would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

         6.8 Warranties for Future Advances: Each request by Borrower for an Advance under the Credit Facility in any form following the Closing Date shall constitute an automatic representation and warranty by Borrower to the effect that:

                  (a) There has been no material adverse change in Borrower's operations or condition (financial or otherwise) since the date of delivery of Borrower's then most recent Financial Statements.

                  (b) No Event of Default which has not been cured or waived, or Unmatured Event of Default, then exists;

                  (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.3 hereof;

                  (d) No Lien, other than Permitted Liens, including, without limitation, any federal tax Lien, has been imposed on Borrower which may, in any way, take priority over Lender's security interests in or Liens on any Collateral; and

                  (e) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrower may update Exhibits "5.1", "5.9", "5.10", "5.13", "5.14" and "5.15" so
that such Exhibits accurately reflect the state of Borrower's affairs as of the date of a request for an Advance by giving written notice thereof to Lender, and further provided that such updated Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect material adverse developments.

         6.9 Financial Covenants: Borrower shall maintain and comply with the following financial covenants as reflected on and computed from their Financial
Statements:

                  (a) Adjusted Debt to Tangible Net Worth Ratio: Borrower shall have and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not more than 2 to 1.

                  (b) Tangible Net Worth: Borrower shall have and maintain a Tangible Net Worth on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not less than $22,500,000 plus 50% of Borrower's Net Income (without reduction for losses) for each fiscal year commencing June 1, 1996.

                  (c) Interest Coverage Ratio: Borrower shall have and maintain, on a consolidated basis, an Interest Coverage Ratio measured quarterly of not less than 1.8 to 1.

         6.10 Financial and Business Information: Borrower shall deliver to Lender the following:

                  (a) Financial Statements and Collateral Reports: such data, reports, statements and information, financial or other- wise, as Lender may reasonably request, including, without limitation:

                           (i) within one  hundred and five (105) days after the
end of each fiscal year of Borrower, deliver to Lender, a copy of Continental's Annual Report and Form 10-K, which shall have been filed with the Securities and

Exchange Commission, which shall contain Financial Statements of Continental and Borrower for such year including the balance sheet of Continental as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, and audited and certified by independent public accountants of recognized standing, selected by Borrower and reasonably satisfactory to the Lender, to have been prepared in accordance with GAAP, and such independent public accountants shall have also provided an unqualified opinion that the Financial Statements present fairly the Borrower's financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the compliance certificate are inaccurate.

                           (ii) within  fifteen (15) Business Days of the end of
each calendar month, deliver to Lender, Borrower's receivables aging report which shall include an aging summary of Borrower's entire lease portfolio, including the Leases and a complete aging report for all Leases pledged to Lender, and such other reports as Lender reasonably deems necessary, certified by Borrower's chief financial officer as true and correct, all in form and substance reasonably satisfactory to Lender;

                           (iii)  within  sixty  (60) days after the end of each
fiscal quarter, deliver to Lender Continental's Form 10Q which shall have been filed with the Securities and Exchange Commission and which shall include internally prepared quarterly consolidated Financial Statements, including balance sheet, income statement and statements of cash flows;

                           (iv) within  fifteen (15) Business Days after the end
of each fiscal quarter, deliver to Lender an Inventory aging report with respect to the Inventory of CIS Air Corporation, GMCCCS, INC., d/b/a Laser Access and Telecom division of CIS Corporation.

                  (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

                  (c) Notice of Claimed Default - promptly upon receipt by Borrower, notice of default given to Borrower by any creditor for borrowed money which may constitute a recourse obligation of Borrower in excess of $500,000;

                  (d) Securities and Other Reports - if Borrower shall be required to file reports with the Securities and Exchange Commission, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

         6.11 Officers' Certificates: Along with the set of Financial Statements delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.10(a) hereof, deliver to Lender a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof) from the chief financial officer of Borrower (and as to certificates accompanying the annual statements of Borrower, also certified by Borrower's independent certified public accountant) setting forth:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrower is in compliance with the requirements of Sections 6.9 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.10; and

                  (b) Event of Default - that the signer in his capacity as an officer of Borrower has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the Financial Statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

         6.12 Inspection: Borrower will permit any of Lender's officers or other representatives to visit and inspect any of Borrower's locations or where any Collateral is kept during regular business hours and, prior to the occurrence of an Event of Default or Unmatured Event of Default, upon 5 Business Days prior notice, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. All such inspections shall be at Borrower's expense at the standard rates charged by Lender for such activities (plus Lender's out-of-pocket expenses).

         6.13 Tax Returns and Reports: At Lender's request from time to time, Borrower shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrower.

         6.14 Material Adverse Developments: Borrower agrees that promptly upon, but in any event within five (5) Business Days of, becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its businesses, financial condition, Property, prospects or its ability to perform under this Agreement, it shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the next business day after such verbal notice is given.

         6.15 Places of Business: Borrower shall give thirty (30) days prior written notice to Lender of any change in the location of any of its chief executive offices or other places where Books and Records are kept.

         6.16 Sale of Collateral: Borrower shall mark its Books and Records to indicate Lender's security interest in the Collateral, including the Leases and Leased Property and, unless Lender consents otherwise in writing, which consent shall not be unreasonably withheld or delayed, Borrower shall retain title at all times to the Leased Property; provided however, that so long as no Event of Default or Unmatured Event of Default has occurred, Borrower may sell Leases and Leased Property. So long as no Event of Default or Unmatured Event of Default has occurred, upon receipt of the proceeds (if required) from the sale of such Leases and/or Leased Property, Lender shall execute such documentation as is reasonably necessary to release its security interest in such Leases and/or Lease Property.

         6.17 Compliance with Plan of Reorganization: Borrower shall comply, in all material respects, with the Plan of Reorganization.

         6.18 Release of Collateral: So long as no Event of Default or Unmatured Event of Default has occurred or would occur as a result thereof, Lender shall promptly at Borrower's direction, release specific items of Collateral and shall execute all documents reasonably requested by Borrower (including but not limited to loan payout letters and UCC-3 termination statements) necessary to evidence such release, provided that at the time of such direction from Borrower, Borrower delivers a current Borrowing Base Certificate evidencing that after giving effect to such release of Collateral, Borrower shall have sufficient availability under the Borrowing Base to support the outstanding Loans.


SECTION 7.  BORROWER'S NEGATIVE COVENANTS:

         Borrower covenants that until all of Borrower's Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated, that:

         7.1      Merger, Consolidation, Dissolution or Liquidation:

                  (a) Borrower shall not sell, lease, license, transfer or otherwise dispose of its Property other than Property sold in the ordinary course or ordinary operation of Borrower's business, without Lender's prior written consent.

                  (b) Borrower shall not merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation without Lender's prior written consent.

         7.2 Liens and Encumbrances: Borrower shall not: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Permitted Liens.

         7.3 Transactions With Affiliates or Subsidiaries: Borrower shall not enter into any transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless Lender consents otherwise in writing or (i) such Subsidiary or Affiliate is engaged in a business related to the business conducted by Borrower and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower- as it would obtain in a comparable arm's-length transaction with any Person not an Affiliate or a Subsidiary, and (ii) so long as such transaction is not prohibited hereunder.

         7.4 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person other than a Subsidiary of Borrower who is included on the consolidated Financial Statements of Continental.

         7.5 Use of Lender's Name: Borrower shall not use Lender's name (or the name of any of Lender's Affiliates) in connection with any of its business operations except to identify the existence of the Credit Facility. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

         7.6 Continental's Consolidated Financial Statements: Unless Lender consents otherwise in writing, Borrower shall at all times cause Continental to include the financial results and analysis of Borrower on its consolidated Financial Statements.


SECTION 8.  DEFAULT

         8.1 Events of Default: Notwithstanding the demand nature of the Credit Facility, each of the following events shall constitute an event of default ("Event of Default") and Lender shall thereupon have the option (without impairing Lender's right to make demand at any time), to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

                  (a) Payments - if Borrower fails to make any payment of principal or interest on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise; or

                  (b) Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise; or

                  (c) Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant contained in Sections 6 or 7 hereof, or, except with respect to specific Events of Default contained elsewhere in this Section 8.1, if Borrower fails to perform, comply with or observe any other undertaking contained in this Agreement or the other Loan Documents within ten (10) days after Borrower becomes aware of such failure; or

                  (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered by Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

                  (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of $500,000 with respect to any portion of any Collateral; or

                  (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

         (g) Agreements with Others - if Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money which may constitute a recourse obligation of Borrower and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment;

                  (h) Other Agreements with Lender - if Borrower breaches or violates the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between or among Borrower and Lender; or

                  (i) Judgments - if any final judgment for the payment of money in excess of $100,000 which is not fully and unconditionally covered by insurance or for which Borrower has not established a cash or cash equivalent reserve in the amount of such judgment shall be rendered;

                  (j) Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower which might materially and adversely affect Borrower; or

                  (k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided, however, that Borrower shall have forty-five (45) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such forty-five (45) day period, Lender shall (notwithstanding the discretionary nature of the Credit Facility) be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

         (l) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any of Borrower's Property; or

         (m) Execution Process, Seizure, etc. - the issuance of any execution or distraint process against Borrower, or if any Collateral is seized by any governmental entity, federal, state or local (unless such seized Collateral is insured against such risk of seizure and Lender is named as Lender Loss Payee on the applicable policy), or if any other Property of Borrower is seized by any governmental entity, federal, state or local if such seizure might have a material and adverse affect on Borrower, its business, financial condition, Property or prospects (financial or otherwise); or

         (n) Termination of Business - if Borrower ceases business operations as presently conducted; or

         (o) Pension Benefits, etc. - if Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrower's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

         (p) Investigations - any indication or evidence received by Lender that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of Borrower to any governmental entity, federal, state or local; or

         (q) Breach of Plan of Reorganization - if Borrower breaches, violates or fails to comply with the Plan of Reorganization or any event occurs which would constitute a violation of breach by Borrower of the Plan of Reorganization, or if any motion is filed or any action is initiated with the Bankruptcy Court or any other court to revoke, suspend or modify the Plan of Reorganization or the corresponding confirmation order.

         8.2 Cure - Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

         8.3      Rights and Remedies on Default:

                  (a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time whether before or after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Lender may, in its discretion and without effecting the otherwise discretionary nature of the Credit Facility, withhold or cease making Advances under the Credit Facility.

                  (b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

                  (c) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                           (i) The right to take  possession  of, and notify all
Lessees of the Lender's security interest in the Collateral and require payment under the Leases to be made directly to Lender and Lender may, in its own name or in the name of Borrower, exercise all rights of lessor under the Leases and collect, sue for and receive payment on all Leases, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its sole and absolute discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to Borrower to an address designated by Lender); or

                           (ii) By its own  means or with  judicial  assistance,
subject to the rights of the Lessees, enter Borrower's premises or location of Collateral and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

                           (iii) Require Borrower at Borrower's expense, subject
to the rights of the Lessees, to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; or

                           (iv) The right to reduce or modify the Maximum Credit
Limit, Borrowing Base or any portion thereof or the advance rates or to modify the terms and conditions upon which Lender, may be willing to consider making

Advances under the Credit Facility or to take additional reserves in the Borrowing Base for any reason.

                  (e) Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

         8.4 Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

         8.5 Set-Off: If any bank account of Borrower with Lender, or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's Obligations hereunder.

SECTION 9.  MISCELLANEOUS

         9.1 GOVERNING LAW: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY
PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         9.2 Integrated Agreement: The Revolving Credit Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

         9.3      Waiver:

                  (a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

                  (b) Borrower releases and shall indemnify, defend and hold harmless Lender, and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower or under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting willful misconduct or gross negligence.

         9.4 Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

         9.5 Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay all expenses of Lender on demand (including, without limitation, search costs, audit fees (in an amount not to exceed $5,000 per audit), appraisal fees, environmental fees and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses").

         9.6 Brokerage: Except as otherwise provided herein, this transaction was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, Borrower hereby indemnifies, defends and holds harmless Lender against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrower's own cost and expense, including Lender's reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded shall be deemed an Obligation of Borrower under this Agreement.

         9.7      Notices:

                  (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

         If to Lender to:  CoreStates Bank, N.A.
                           1339 Chestnut Street
                           FC 1-8-11-24
                           Philadelphia, PA  19101
                           Attn:  S. Scott Gates, Asst. VP
                           Telecopy No.: 215/786-7704

         With copies to:   Blank Rome Comisky & McCauley
                           Four Penn Center Plaza
                           Philadelphia, PA 19103
                           Attn: Lawrence F. Flick, II, Esquire
                           Telecopy No.: 215/569-5555

         If to Borrower to:CIS Corporation
                           One Northern Concourse
                           P.O. Box 4785
                           Syracuse, NY  13221
                           Attn: Director of Corporate Finance/
                           Chief Financial Officer
                           Telecopy No.: 315/455-4713

         For Courier
         Service:          CIS Corporation
                           One Northern Concourse
                           North Syracuse, NY 13212
                           Attn: Director of Corporate Finance/
                           Chief Financial Officer


                  (b) Any notice sent by Lender or Borrower by any of the above methods shall be deemed to be given when so received.

                  (c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

         9.8 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         9.9 Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

         9.10 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

         9.11 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

         9.12 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

         9.13 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         9.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any Lease, account or contract with any other Person.

         9.15 Discharge of Taxes, Borrower's Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to Borrower, if Borrower fails to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of Borrower's Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be deemed Advances hereunder and shall be deemed Advances hereunder and shall bear interest at the same rate applied to the Revolving Credit Loans until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

         9.16 Most Favored Lender: Borrower agrees to promptly notify Lender in writing if any agreement for borrowed money to which Borrower is a party, contains or is amended to contain, financial or performance covenants more restrictive than those contained herein and upon Lender's request, Borrower agrees to amend this Agreement accordingly so that covenants contained herein are substantially the same as those contained in such other agreements for borrowed money.

         9.17 Consent to Jurisdiction: Borrower and Lender hereby irrevocably consent to the jurisdiction of the Courts of Common Pleas of Philadelphia, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

         9.18 Waiver of Jury Trial: EACH OF BORROWER AND LENDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS.

         9.19 WARRANT OF ATTORNEY: BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, FOLLOWING TEN (10) BUSINESS DAYS AFTER NOTICE TO BORROWER THAT AN EVENT OF DEFAULT HAS OCCURRED HEREUNDER, TO APPEAR FOR BORROWER IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER, FOR ALL SUMS DUE OR TO BECOME DUE BY BORROWER TO LENDER UNDER THIS AGREEMENT, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUMS OR $7,500.00 ADDED AS A REASONABLE ATTORNEY'S FEE; AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT

SHALL BE SUFFICIENT WARRANT; SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR.

         BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL.

         BORROWER,  BEING  FULLY  AWARE OF THE  RIGHT TO  NOTICE  AND A  HEARING
CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWER BY LENDER BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.

         9.20 Information to Participant: Upon prior notice to Borrower, Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee it may obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that any potential participant, co-lender or assignee agrees to hold in confidence all confidential or proprietary information provided to them by Borrower or Lender except (a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement the day and year first above written.

                                            CIS CORPORATION


                                        By: /s/Frank J. Corcoran
                                            --------------------
                                     Title:




                                            CORESTATES BANK, N.A.


                                        By: /s/D. Scott Gates
                                            -----------------
                                     Title:

                         CORESTATES BANK, N.A. EX-2.1(b)

                             REVOLVING CREDIT NOTE

$5,000,000                                                     Philadelphia, PA
                                                               June 26, 1996


         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, CIS Corporation ("Borrower"), promises to pay, in lawful money of the United States, to the order of CoreStates Bank, N.A. ("Lender"), at the offices of Lender, 1339 Chestnut Street, Philadelphia, Pennsylvania 19101 (or at such other address as Lender may designate to Borrower) the maximum aggregate principal sum of Five Million ($5,000,000) Dollars or such lesser sum which represents the outstanding balance of the aggregate outstanding principal balance of all Revolving Credit Loans advanced to the Borrower pursuant to the provisions of that certain Loan and Security Agreement dated June 26, 1996, among Borrower and Lender (as it may be supplemented, amended, extended or replaced from time to time, the "Loan Agreement"). The outstanding principal balance herunder shall be payable pursuant to the terms of the Loan Agreement. The actual amount due and owing from time to time herunder shall be evidenced by Lender's records of receipts and disbursements with respect to the Revolving Credit Loans, which shall be conclusive evidence of such amount, absent manifest error. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

         Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in Sections
2.4 and, as applicable, 2.5(b) and (c) of the Loan Agreement. Interest shall be calculated as set forth in Section 2.5(a) of the Loan Agreement, and shall be due and payable on the dates and otherwise in accordance with the terms of the Loan Agreement. In no event shall the amount of interest paid or agreed to be paid to Lender herunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In such event, the interest rate shall automatically be reduced to the maximum rate permitted by such law and Lender may set off any excess received against other Obligations which are then due.

         This Revolving Credit Note is that certain Revolving Credit Note referred to in the Loan Agreement and other Loan Documents. This Revolving Credit Note ("Note") shall evidence Borrower's unconditional obligations to repay the outstanding balance of the aggregate outstanding principal balance of all Revolving Credit Loans made to Borrower, with interest thereon and Expenses in connection therewith. If Borrower fails to make any payment required herunder or if an Event of Default occurs under the Loan Agreement, Lender shall thereupon have the option at any time and from time to time, to declare the unpaid principal balance of this Note along with accrued and unpaid interest and Expenses to be immediately due and payable and to exercise all rights and remedies set forth herein, and in the other Loan Documents, as well as all rights and remedies otherwise available to Lender at law or in equity, to collect the unpaid indebtedness herunder and thereunder. This Note is secured by the Collateral described in the Loan Agreement.

         This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

         Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Lender to exercise any right herunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Lender of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Borrower agress to reimburse Lender for all Expenses, including, without limitation, attorneys' fees, reasonably incurred by Lender to enforce the provisions of this Note, to protect, preserve and defend Lender's rights under the Loan Documents, and collect Borrower's Obligations hereunder as described in the Loan Agreement.

         Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth in the Loan Agreement.

         BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, FOLLOWING TEN (10) BUSINESS DAYS AFTER NOTICE TO BORROWER THAT AN EVENT OF DEFAULT HAS OCCURRED UNDER THE LOAN AGREEMENT OR THAT BORROWER HAS FAILED TO PAY WHEN DUE ANY SUM PAYABLE BY BORROWER PURSUANT TO THIS NOTE, TO APPEAR FOR BORROWER IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER IN FAVOR OF THE LENDER UNDER THIS NOTE, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUMS OR $7,500.00 ADDED AS A REASONALBE ATTORNEY'S FEE; AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT; SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEROF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR.

         BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL.

         BORROWER,  BEING  FULLY  AWARE OF THE  RIGHT TO  NOTICE  AND A  HEARING
CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWER BY THE LENDER BEOFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF
BORROWER, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.

         This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania, without regard to its otherwise applicable principles of conflict of laws. The provisions of this Note are severable and the invalidity or unenforceabilty of any provision shall not alter or impair the remaining provisions of this Note. Jury trial is waived by Borrower and Lender in connection with any controversy or proceeding involving the rights of the parties to this Note, whether sounding in contract, tort or otherwise.

         IN WITNESS WHEROF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

                                   CIS CORPORATION


                                   By:  s/s Frank J. Corcoran
                                        ---------------------